                                                                                                              Exhibit 11
                                                      McDONALD'S CORPORATION
                                         STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                                   Dollars and shares in millions, except per common share data




                                                                                                          Quarters Ended
                                                                                                             March 31
                                                                                                         1997        1996
                                                                                                         ----        ----
         Net income                                                                                     $344.5      $301.6


         Preferred stock dividends                                                                        (6.9)       (6.9)
                                                                                                        -------     -------

         Net income available to common shareholders                                                    $337.6      $294.7
                                                                                                        =======     =======

         Weighted average number of common shares outstanding during the
         period (A)                                                                                      691.6       700.5


         Additional shares related to potentially dilutive securities                                     16.6        20.6
                                                                                                        -------     -------

         Adjusted weighted average common shares                                                         708.2       721.1
                                                                                                        =======     =======

         Fully diluted net income per common share                                                      $ 0.48      $ 0.41
                                                                                                        -------     -------


          NOTES:

          (A)  Refer to Condensed consolidated statement of income on page 4 and to Financial comments -
               Net income per common share on page 6 of this report.

          /TABLE